Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138095 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Form S-8 of Leidos Holdings, Inc., of our report dated June 25, 2015, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Leidos, Inc. Retirement Plan, for the year ended December 31, 2014.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

June 25, 2015